                                                                    EXHIBIT 99.7



                                     FORM OF

                 INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT

                                      AMONG

                            C-CUBE MICROSYSTEMS INC.,

                            C-CUBE SEMICONDUCTOR INC.

                                       AND

                          C-CUBE SEMICONDUCTOR II INC.

                               _____________, 2000

                                TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----
ARTICLE I. MUTUAL RELEASES; INDEMNIFICATION...........................................1

     Section 1.1.    Release of Pre-Closing Claims....................................1
     Section 1.2.    Indemnification by Semiconductor I...............................2
     Section 1.3.    Indemnification by C-Cube........................................2
     Section 1.4.    Indemnification With Respect to Environmental Actions and
                     Conditions ......................................................3
     Section 1.5.    Procedures for Defense, Settlement and Indemnification
                     of Third Party Claims ...........................................4
     Section 1.6.    Additional Matters...............................................5
     Section 1.7.    Survival of Indemnities..........................................5

ARTICLE II. INSURANCE MATTERS.........................................................6

     Section 2.1.    Cooperation and Agreement Not to Release Carriers................6
     Section 2.2.    Semiconductor I and Semiconductor II Insurance Coverage..........6
     Section 2.3.    Responsibilities for Self-insured Obligations....................6
     Section 2.4.    Procedures With Respect to Insured Semiconductor
                     Liabilities .....................................................6
     Section 2.5.    Cooperation......................................................7
     Section 2.6.    No Assignment or Waiver..........................................7
     Section 2.7.    No Restrictions..................................................7
     Section 2.9.    Matters Governed by Employee Matters Agreement...................7

ARTICLE III. MISCELLANEOUS............................................................7

     Section 3.1.    Entire Agreement.................................................7
     Section 3.2.    Governing Law....................................................7
     Section 3.3.    Notices..........................................................8
     Section 3.4.    Parties in Interest..............................................8
     Section 3.5.    Other Agreements Evidencing Indemnification Obligations..........8
     Section 3.6.    Counterparts.....................................................8
     Section 3.7.    Assignment.......................................................8
     Section 3.8.    Severability.....................................................8
     Section 3.9.    Failure or Indulgence Not Waiver.................................9
     Section 3.10.   Amendment........................................................9
     Section 3.11.   Authority........................................................9
     Section 3.12.   Interpretation...................................................9

ARTICLE IV. DEFINITIONS...............................................................9

     Section 4.1.    Action...........................................................9
     Section 4.2.    Affiliated Company...............................................9
     Section 4.3.    Assignment Agreement.............................................9
     Section 4.4.    C-Cube Facilities................................................9
     Section 4.5.    C-Cube Group....................................................10
     Section 4.6.    C-Cube Indemnitees..............................................10


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                     PAGE
                                                                                     ----
     Section 4.7.    Employee Matters Agreement......................................10
     Section 4.8.    Environmental Actions...........................................10
     Section 4.9.    Environmental Conditions........................................10
     Section 4.10.   Environmental Laws..............................................10
     Section 4.11.   Governmental Authority..........................................10
     Section 4.12.   Hazardous Materials.............................................10
     Section 4.13.   Indemnitee......................................................11
     Section 4.14.   Insurance Policies..............................................11
     Section 4.15.   Insurance Proceeds..............................................11
     Section 4.16.   Insured Semiconductor Liability.................................11
     Section 4.17.   Liabilities.....................................................11
     Section 4.18.   Person..........................................................11
     Section 4.19.   Prime Rate......................................................11
     Section 4.20.   Related Semiconductor Contingent Liabilities....................11
     Section 4.21.   Release.........................................................11
     Section 4.22.   "Retained Liabilities"..........................................11
     Section 4.23.   Semiconductor Assets............................................11
     Section 4.24.   Semiconductor Business..........................................12
     Section 4.25.   Semiconductor Contingent Liability..............................12
     Section 4.26.   Semiconductor Contracts.........................................12
     Section 4.27.   Semiconductor Group.............................................12
     Section 4.28.   Semiconductor Indemnitees.......................................12
     Section 4.29.   Semiconductor Liabilities.......................................12
     Section 4.30.   Separation......................................................12
     Section 4.31.   Separation Agreement............................................12
     Section 4.32.   Separation Date.................................................12
     Section 4.33.   Subsidiary......................................................12
     Section 4.34.   Tax Sharing Agreement...........................................12
     Section 4.35.   Taxes...........................................................13
     Section 4.36.   Third Party Claim...............................................13



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
                 INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT

        This Indemnification and Insurance Matters Agreement (this "AGREEMENT") is entered into on __________, 2000 among C-Cube Microsystems Inc., a Delaware corporation ("C-CUBE"), and C-Cube Semiconductor Inc., a Delaware corporation ("SEMICONDUCTOR I "), and C-Cube Semiconductor II Inc., a Delaware corporation ("SEMICONDUCTOR II"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the ARTICLE IV below.

                                    RECITALS

        [INSERT RECITALS]

        NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE I.

                        MUTUAL RELEASES; INDEMNIFICATION

        SECTION 1.1. RELEASE OF PRE-CLOSING CLAIMS.

        (a) Semiconductor Release. Except as provided in SECTION 1.1(c), effective as of the Separation Date, Semiconductor I does hereby, for itself and as agent for each member of the Semiconductor Group (which includes Semiconductor II), remise, release and forever discharge the C-Cube Indemnitees from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Separation Date, including in connection with the transactions and all other activities to implement any of the Separation, the Merger and the Distribution.

        (b) C-Cube Release. Except as provided in SECTION 1.1(c), effective as of the Separation Date, C-Cube does hereby, for itself and as agent for each member of the C-Cube Group, remise, release and forever discharge the Semiconductor Indemnitees from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Separation Date, including in connection with the transactions and all other activities to implement any of the Separation, the Merger and the Distribution.

        (c) No Impairment. Nothing contained in SECTION 1.1(a) or (b) shall impair any right of any Person to enforce the Separation Agreement or any Ancillary Agreement (including this Agreement), in each case in accordance with its terms.

        (d) No Actions as to Released Claims. Semiconductor I agrees, for itself and as agent for each member of the Semiconductor Group, not to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against C-Cube or any member of the C-Cube Group, or any other Person released pursuant to SECTION 1.1(a), with respect to any Liabilities released pursuant to SECTION 1.1(a). C-Cube agrees, for itself and as agent for each member of the C-Cube Group, not to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Semiconductor I or any member of the Semiconductor Group, or any other Person released pursuant to SECTION 1.1(b), with respect to any Liabilities released pursuant to SECTION 1.1(b).

        (e) Further Instruments. At any time, at the request of any other party, each party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions hereof.

        SECTION 1.2. INDEMNIFICATION BY SEMICONDUCTOR I. Except as otherwise provided in this Agreement, Semiconductor I shall, for itself and as agent for each member of the Semiconductor Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the C-Cube Indemnitees from and against any and all Liabilities that any third party seeks to impose upon the C-Cube Indemnitees, or which are imposed upon the C-Cube Indemnitees, and that relate to, arise out of or result from any of the following items (without duplication):

                  (i) the Semiconductor Business, any Semiconductor Liability or any Semiconductor Contract; and

                  (ii) any breach by Semiconductor I or any member of the Semiconductor Group of the Separation Agreement or any of the Ancillary Agreements (including this Agreement).

In the event that any member of the Semiconductor Group makes a payment to the C-Cube Indemnitees hereunder, and any of the C-Cube Indemnitees subsequently diminishes the Liability on account of which such payment was made, either directly or through a third-party recovery, C-Cube will promptly repay (or will procure a C-Cube Indemnitee to promptly repay) such member of the Semiconductor Group the amount by which the payment made by such member of the Semiconductor Group exceeds the actual cost of the associated indemnified Liability.

        SECTION 1.3. INDEMNIFICATION BY C-CUBE. Except as otherwise provided in this Agreement, C-Cube shall, for itself and as agent for each member of the C-Cube Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the Semiconductor Indemnitees from and against any and all Liabilities that any third party seeks to impose upon the Semiconductor Indemnitees, or which are imposed upon the Semiconductor Indemnitees, and that relate to, arise out of or result from any of the following items (without duplication):

                  (i) the DiviCom Business or any Liability of the C-Cube Group other than the Semiconductor Liabilities including, without limitation, the Excluded Liabilities; and



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
                  (ii) any breach by C-Cube or any member of the C-Cube Group of the Separation Agreement or any of the Ancillary Agreements (including this Agreement).

In the event that any member of the C-Cube Group makes a payment to the Semiconductor Indemnitees hereunder, and any of the Semiconductor Indemnitees subsequently diminishes the Liability on account of which such payment was made, either directly or through a third-party recovery, Semiconductor I will promptly repay (or will procure a Semiconductor Indemnitee to promptly repay) such member of the C-Cube Group the amount by which the payment made by such member of the C-Cube Group exceeds the actual cost of the indemnified Liability. This SECTION
1.3 shall not apply to any Liability indemnified under SECTION 1.4.

        SECTION 1.4. INDEMNIFICATION WITH RESPECT TO ENVIRONMENTAL ACTIONS AND CONDITIONS.

        (a) Indemnification by Semiconductor I. Semiconductor I shall, for itself and as agent for each member of the Semiconductor Group, indemnify, defend and hold harmless the C-Cube Indemnitees from and against any and all Environmental Actions relating to, arising out of or resulting from Environmental Conditions (i) arising out of operations occurring on and after the Separation Date at any of the Semiconductor Facilities, or (ii) on any of the Semiconductor Facilities arising from an event causing contamination that first occurs on or after the Separation Date (including any Release of Hazardous Materials occurring after the Separation Date that migrates to any of the Semiconductor Facilities), except to the extent that such Environmental Conditions arise out of the operations of the C-Cube Group on and after the Separation Date.

        (b) Indemnification by C-Cube. C-Cube shall, for itself and as agent for each member of the C-Cube Group, indemnify, defend and hold harmless the Semiconductor Indemnitees from and against any and all Environmental Actions relating to, arising out of or resulting from any of the following items:

                  (i) Environmental Conditions (x) existing on, under, about or in the vicinity of any of the Semiconductor Facilities prior to the Separation Date, or (y) arising out of operations occurring on or before the Separation Date at any of the Semiconductor Facilities;

                  (ii) Except as arising out of the operations of the Semiconductor Group on and after the Separation Date, Environmental Conditions on, under, about or arising out of operations occurring at any time, whether before or after the Separation Date, at any of the C-Cube Facilities; and

                  (iii) Pre-Separation Third Party Site Liabilities.

        (c) Agreement Regarding Payments to Indemnitee. In the event an Indemnifying Party makes any payment to or on behalf of an Indemnitee with respect to an Environmental Action for which the Indemnifying Party is obligated to indemnify under this SECTION 1.4, and the Indemnitee subsequently receives any payment from a third party on account of the same financial obligation covered by the payment made by the Indemnifying Party for that Environmental Action or otherwise diminishes the financial obligation, the Indemnitee will promptly pay the Indemnifying Party the



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

amount by which the payment made by the Indemnifying Party, exceeds the actual cost of the financial obligation.

        SECTION 1.5. PROCEDURES FOR DEFENSE, SETTLEMENT AND INDEMNIFICATION OF THIRD PARTY CLAIMS.

        (a) Notice of Claims. If a C-Cube Indemnitee or a Semiconductor Indemnitee (as applicable) (an "INDEMNITEE") shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the C-Cube Group or the Semiconductor Group of any claim or of the commencement by any such Person of any Action (collectively, a "THIRD PARTY CLAIM") with respect to which a party (an "INDEMNIFYING PARTY") may be obligated to provide indemnification to such Indemnitee pursuant to SECTION 1.2 or 1.3, or any other section of the Separation Agreement or any Ancillary Agreement (including this Agreement), C-Cube and Semiconductor I (as applicable) will ensure that such Indemnitee shall give such Indemnifying Party written notice thereof within 30 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the delay or failure of any Indemnitee or other Person to give notice as provided in this SECTION 1.4(a) shall not relieve the related Indemnifying Party of its obligations under this ARTICLE I, except to the extent that such Indemnifying Party is actually and substantially prejudiced by such delay or failure to give notice.

        (b) Defense By Indemnifying Party. An Indemnifying Party will manage the defense of and (unless the Indemnifying Party has specified any reservations or exceptions to the obligation to manage the defense or to indemnify that have been referred to, but not resolved by, the Claims Committee) may settle or compromise any Third Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with SECTION 1.4(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee that the Indemnifying Party will assume responsibility for managing the defense of such Third Party Claim, which notice shall specify any reservations or exceptions.

        (c) Defense By Indemnitee. If an Indemnifying Party fails to assume responsibility for managing the defense of a Third Party Claim, or fails to notify an Indemnitee that it will assume responsibility as provided in SECTION 1.4(b), such Indemnitee may manage the defense of such Third Party Claim; provided, however, that the Indemnifying Party shall reimburse all such costs and expenses in the event it is ultimately determined that the Indemnifying Party is obligated to indemnify the Indemnitee with respect to such Third Party Claim.

        (d) No Settlement By Indemnitee Without Consent. Unless the Indemnifying Party has failed to manage the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party.

        (e) No Consent to Certain Judgments or Settlements Without Consent. Notwithstanding SECTION 1.4(b) above, no party shall consent to entry of any judgment or enter into any settlement of a Third Party Claim without the consent of the other party (such consent not to be unreasonably



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

withheld) if the effect of such judgment or settlement is to (A) permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against the other party or (B) affect the other party in a material fashion due to the allocation of Liabilities and related indemnities set forth in the Separation Agreement, this Agreement or any other Ancillary Agreement.

        SECTION 1.6. ADDITIONAL MATTERS.

        (a) Cooperation in Defense and Settlement. With respect to any Third Party Claim that implicates both Semiconductor I and C-Cube in a material fashion due to the allocation of Liabilities, responsibilities for management of defense and related indemnities set forth in the Separation Agreement, this Agreement or any of the Ancillary Agreements, the parties agree to cooperate fully and maintain a joint defense (in a manner that will preserve the attorney-client privilege with respect thereto) so as to minimize such Liabilities and defense costs associated therewith. The party that is not responsible for managing the defense of such Third Party Claims shall, upon reasonable request, be consulted with respect to significant matters relating thereto and may, if necessary or helpful, associate counsel to assist in the defense of such claims.

        (b) Substitution. In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnitee or the Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant. If such substitution or addition cannot be achieved for any reason or is not requested, the rights and obligations of the parties regarding indemnification and the management of the defense of claims as set forth in this ARTICLE I shall not be altered.

        (c) Subrogation. In the event of payment by or on behalf of any Indemnifying Party to or on behalf of any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee, in whole or in part based upon whether the Indemnifying Party has paid all or only part of the Indemnitee's Liability, as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

        (d) Not Applicable to Taxes. This Agreement shall not apply to Taxes (which are covered by the Tax Sharing Agreement).

        SECTION 1.7. SURVIVAL OF INDEMNITIES. Subject to SECTION 3.7, the rights and obligations of the members of the C-Cube Group and the Semiconductor Group under this ARTICLE I shall survive the sale or other transfer by any party of any Semiconductor Assets or businesses or the assignment by it of any Liabilities or the sale by any member of the C-Cube Group or the Semiconductor Group of the capital stock or other equity interests of any Subsidiary to any Person.



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                                   ARTICLE II.

                                INSURANCE MATTERS

        SECTION 2.1. COOPERATION AND AGREEMENT NOT TO RELEASE CARRIERS. Each of C-Cube and Semiconductor I will share such information as is reasonably necessary in order to permit the other to manage and conduct its insurance matters in an orderly fashion. Each of C-Cube and Semiconductor I, at the request of the other, shall cooperate with and use commercially reasonable efforts to assist the other in recoveries for claims made under any insurance policy for the benefit of any insured party, and neither C-Cube nor Semiconductor I, nor any of their Subsidiaries, shall take any action which would intentionally jeopardize or otherwise interfere with either party's ability to collect any proceeds payable pursuant to any insurance policy. Except as otherwise contemplated by the Separation Agreement, this Agreement or any Ancillary Agreement, after the Separation Date, neither C-Cube nor Semiconductor I shall (and shall ensure that no member of their respective Groups shall), without the consent of the other, provide any insurance carrier with a release, or amend, modify or waive any rights under any such policy or agreement, if such release, amendment, modification or waiver would adversely affect any rights or potential rights of any member of the other Group thereunder. However, nothing in this SECTION 2.1 shall (A) preclude any member of any Group from presenting any claim or from exhausting any policy limit, (B) require any member of any Group to pay any premium or other amount or to incur any Liability or (C) require any member of any Group to renew, extend or continue any policy in force.

        SECTION 2.2. SEMICONDUCTOR I AND SEMICONDUCTOR II INSURANCE COVERAGE. From and after the Distribution Date, Semiconductor I and Semiconductor II, and Semiconductor I and Semiconductor II alone, shall be responsible for obtaining and maintaining insurance programs for their risk of loss and such insurance arrangements shall be separate and apart from C-Cube's insurance programs. Notwithstanding the foregoing, C-Cube, upon the request of Semiconductor I or Semiconductor II, shall use all commercially reasonable efforts to assist Semiconductor I or Semiconductor II in the transition to their own separate insurance programs from and after the Distribution Date, and shall provide Semiconductor I or Semiconductor II with any information that is in the possession of C-Cube and is reasonably available and necessary to either obtain insurance coverages for Semiconductor I or Semiconductor II or to assist Semiconductor I or Semiconductor II in preventing unintended self-insurance, in whatever form.

        SECTION 2.3. RESPONSIBILITIES FOR SELF-INSURED OBLIGATIONS. Semiconductor I or Semiconductor II will reimburse C-Cube for all amounts necessary to exhaust or otherwise satisfy all applicable self-insured retentions, amounts for fronted policies, deductibles and retrospective premium adjustments and similar amounts not covered by Insurance Policies in connection with Semiconductor Liabilities and Insured Semiconductor Liabilities.

        SECTION 2.4. PROCEDURES WITH RESPECT TO INSURED SEMICONDUCTOR
LIABILITIES.

        (a) Reimbursement. Semiconductor I or Semiconductor II, as applicable, will reimburse C-Cube for all amounts incurred to pursue insurance recoveries from Insurance Policies for Insured Semiconductor Liabilities.



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
        (b) Management of Claims. The defense of claims, suits or actions giving rise to potential or actual Insured Semiconductor Liabilities will be managed (in conjunction with C-Cube's insurers, as appropriate) by the party that would have had responsibility for managing such claims, suits or actions had such Insured Semiconductor Liabilities been Semiconductor Liabilities.

        SECTION 2.5. COOPERATION. C-Cube and Semiconductor I and Semiconductor II will cooperate with each other in all respects, and they shall execute any additional documents which are reasonably necessary, to effectuate the provisions of this ARTICLE II.

        SECTION 2.6. NO ASSIGNMENT OR WAIVER. This Agreement shall not be considered as an attempted assignment of any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of any member of the C-Cube Group in respect of any Insurance Policy or any other contract or policy of insurance.

        SECTION 2.7. NO RESTRICTIONS. Nothing in this Agreement shall be deemed to restrict any member of the Semiconductor Group from acquiring at its own expense any other insurance policy in respect of any Liabilities or covering any period.

        SECTION 2.8. FURTHER AGREEMENTS. The Parties acknowledge that they intend to allocate financial obligations without violating any laws regarding insurance, self-insurance or other financial responsibility. If it is determined that any action undertake pursuant to the Separation Agreement, this Agreement or any Ancillary Agreement is violative of any insurance, self-insurance or related financial responsibility law or regulation, the parties agree to work together to do whatever is necessary to comply with such law or regulation while trying to accomplish, as much as possible, the allocation of financial obligations as intended in the Separation Agreement, this Agreement and any Ancillary Agreement.

        SECTION 2.9. MATTERS GOVERNED BY EMPLOYEE MATTERS AGREEMENT. This
ARTICLE II shall not apply to any insurance policies that are the subject of the Employee Matters Agreement.

                                  ARTICLE III.

                                  MISCELLANEOUS

        SECTION 3.1. ENTIRE AGREEMENT. This Agreement, the Master Separation Agreement, the other Ancillary Agreements and the Exhibits and Schedules attached hereto and thereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

        SECTION 3.2. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.



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        SECTION 3.3. NOTICES. Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the attention of the party's General Counsel at the address of its principal executive office or such other address as a party may request by notifying the other in writing.

        SECTION 3.4. PARTIES IN INTEREST. This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, shall be binding upon C-Cube, C-Cube's Subsidiaries, Semiconductor I and Semiconductor II and their Subsidiaries and inure solely to the benefit of the Semiconductor Indemnitees and the C-Cube Indemnitees and their respective permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

        SECTION 3.5. OTHER AGREEMENTS EVIDENCING INDEMNIFICATION OBLIGATIONS. C-Cube hereby agrees to execute, for the benefit of any Semiconductor Indemnitee, such documents as may be reasonably requested by such Semiconductor Indemnitee, evidencing C-Cube's agreement that the indemnification obligations of C-Cube set forth in this Agreement inure to the benefit of and are enforceable by such Semiconductor Indemnitee. Semiconductor I hereby agrees to execute, for the benefit of any C-Cube Indemnitee, such documents as may be reasonably requested by such C-Cube Indemnitee, evidencing Semiconductor I's agreement that the indemnification obligations of Semiconductor I's set forth in this Agreement inure to the benefit of and are enforceable by such C-Cube Indemnitee.

        SECTION 3.6. COUNTERPARTS. This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

        SECTION 3.7. ASSIGNMENT. The rights and obligations in this Agreement may not be assigned or delegated by any party hereto, in whole or in part, without the express prior written consent of the other party hereto.

        SECTION 3.8. SEVERABILITY. If any term or other provision of this Agreement or the Schedules or Exhibits attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.



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

        SECTION 3.9. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

        SECTION 3.10. AMENDMENT. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to this Agreement.

        SECTION 3.11. AUTHORITY. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

        SECTION 3.12. INTERPRETATION. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table or contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

                                   ARTICLE IV.

                                   DEFINITIONS

        SECTION 4.1. ACTION. "ACTION" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international governmental authority or any arbitration or mediation tribunal.

        SECTION 4.2. AFFILIATED COMPANY. "AFFILIATED COMPANY" means, with respect to C-Cube, any entity in which C-Cube holds a 50% or less ownership interest that is listed on SCHEDULE 6.1(a) to the Separation Agreement and, with respect to Semiconductor I and Semiconductor II, any entity in which Semiconductor I or Semiconductor II holds a 50% or less ownership interest and that is listed on SCHEDULE 6.1(b) to the Separation Agreement. SCHEDULES 6.1(a) and 6.1(b) may be amended from time to time after the date hereof upon mutual written consent of the parties.

        SECTION 4.3. ASSIGNMENT AGREEMENT. "ASSIGNMENT AGREEMENT" means the General Assignment and Assumption Agreement attached as EXHIBIT C to the Separation Agreement.

        SECTION 4.4. C-CUBE FACILITIES. "C-CUBE FACILITIES" means all of the real property and improvements thereon owned or occupied at any time on or before the Separation Date by C-Cube, whether for the DiviCom Business or the Semiconductor Business, excluding the Semiconductor I or Semiconductor II Facilities.

        SECTION 4.5. C-CUBE GROUP. "C-CUBE GROUP" means C-Cube, each Subsidiary and Affiliated Company of C-Cube (other than any member of the Semiconductor Group) immediately after the Separation Date and each Person that becomes a Subsidiary or Affiliate Company of C-Cube after the Separation Date.

        SECTION 4.6. C-CUBE INDEMNITEES. "C-CUBE INDEMNITEES" means C-Cube, each member of the C-Cube Group and each of their respective directors, officers and employees.

        SECTION 4.7. EMPLOYEE MATTERS AGREEMENT. "EMPLOYEE MATTERS AGREEMENT" means the Employee Matters Agreement attached as EXHIBIT E to the Separation Agreement.

        SECTION 4.8. ENVIRONMENTAL ACTIONS. "ENVIRONMENTAL ACTIONS" means any notice, claim, act, cause of action, order, decree or investigation by any third party (including, without limitation, any Governmental Authority) alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, damage to flora or fauna caused by Environmental Conditions, real property damages, personal injuries or penalties) arising out of, based on or resulting from the Release of any Hazardous Materials. "Environmental Actions" shall not include any personal injury claim made by any employee of the Semiconductor Group or the C-Cube Group arising during the course or scope of the employment of such employee for the C-Cube Group or for the Semiconductor Group.

        SECTION 4.9. ENVIRONMENTAL CONDITIONS. "ENVIRONMENTAL CONDITIONS" means the presence in the environment, including the soil, groundwater, surface water or ambient air, of any Hazardous Material at a level which requires investigation or remediation (including, without limitation, investigation, study, health or risk assessment, monitoring, removal, treatment or transport) under any Environmental Laws.

        SECTION 4.10. ENVIRONMENTAL LAWS. "ENVIRONMENTAL LAWS" means all laws and regulations of any Governmental Authority with jurisdiction that relate to the protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) including laws and regulations relating to the Release of Hazardous Materials, or otherwise relating to the treatment, storage, disposal, transport or handling of Hazardous Materials, or to the exposure of any individual to a Release of Hazardous Materials.

        SECTION 4.11. GOVERNMENTAL AUTHORITY. "GOVERNMENTAL AUTHORITY" means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

        SECTION 4.12. HAZARDOUS MATERIALS. "HAZARDOUS MATERIALS" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, hazardous substances, petroleum and petroleum products or any fraction thereof.

        SECTION 4.13. INDEMNITEE. "INDEMNITEE" has the meaning set forth in
SECTION 1.5(a) hereof.

        SECTION 4.14. INSURANCE POLICIES. "INSURANCE POLICIES" means insurance policies pursuant to which a Person makes a true risk transfer to an insurer.

        SECTION 4.15. INSURANCE PROCEEDS. "INSURANCE PROCEEDS" means those monies:

        (a) received by an insured from an insurance carrier; or

        (b) paid by an insurance carrier on behalf of the insured;

from Insurance Policies.

        SECTION 4.16. INSURED SEMICONDUCTOR LIABILITY. "INSURED SEMICONDUCTOR LIABILITY" means any Semiconductor Liability to the extent that (i) it is covered under the terms of C-Cube's Insurance Policies in effect prior to the Distribution Date and (ii) Semiconductor is not a named insured under, or otherwise entitled to the benefits of, such Insurance Policies.

        SECTION 4.17. LIABILITIES. "LIABILITIES" has the meaning set forth in the Assignment Agreement.

        SECTION 4.18. PERSON. "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        SECTION 4.19. PRIME RATE. "PRIME RATE" means the prime rate as published in the Wall Street Journal on the date of determination.

        SECTION 4.20. RELATED SEMICONDUCTOR CONTINGENT LIABILITIES. "RELATED SEMICONDUCTOR CONTINGENT LIABILITIES" means any set or group of Semiconductor Contingent Liabilities arising from any single Action (including any group of Actions that are consolidated as a single Action and any Action or Actions certified as a class action) or any Action that is brought or threatened to be brought as a class action and that is settled.

        SECTION 4.21. RELEASE. "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, groundwater, wetlands, land or subsurface strata.

        SECTION 4.22. "RETAINED LIABILITIES". "Retained Liabilities" has the meaning set forth in the Assignment Agreement.

        SECTION 4.23. SEMICONDUCTOR ASSETS. "SEMICONDUCTOR ASSETS" has the meaning set forth in SECTION 1.2 of the Assignment Agreement.

        SECTION 4.24. SEMICONDUCTOR BUSINESS. "SEMICONDUCTOR BUSINESS" means the business and operations of C-Cube defined as the Semiconductor Business in the Restated Merger Agreement.

        SECTION 4.25. SEMICONDUCTOR CONTINGENT LIABILITY. "SEMICONDUCTOR CONTINGENT LIABILITY" has the meaning set forth in the Assignment Agreement.

        SECTION 4.26. SEMICONDUCTOR CONTRACTS. "SEMICONDUCTOR CONTRACTS" has the meaning set forth in SECTION [4.8] of the Assignment Agreement.

        SECTION 4.27. SEMICONDUCTOR GROUP. "SEMICONDUCTOR GROUP" means Semiconductor I, Semiconductor II, each Subsidiary and Affiliated Company of Semiconductor I or Semiconductor II immediately after the Separation Date and each Person that becomes a Subsidiary or Affiliate Company of Semiconductor I or Semiconductor II after the Separation Date.

        SECTION 4.28. SEMICONDUCTOR INDEMNITEES. "SEMICONDUCTOR INDEMNITEES" means Semiconductor I, Semiconductor II, each member of the Semiconductor Group and each of their respective directors, officers and employees.

        SECTION 4.29. SEMICONDUCTOR LIABILITIES. "SEMICONDUCTOR LIABILITIES" has the meaning set forth in the Assignment Agreement.

        SECTION 4.30. SEPARATION. "SEPARATION" means the transfer and contribution from C-Cube to Semiconductor I and Semiconductor II, and Semiconductor I and Semiconductor II's receipt and assumption of, directly or indirectly, substantially all of the Assets and Liabilities currently associated with the Semiconductor Business and the stock, investments or similar interests currently held by C-Cube in subsidiaries and other entities that conduct such business.

        SECTION 4.31. SEPARATION AGREEMENT. "SEPARATION AGREEMENT" means the Master Separation and Distribution Agreement dated as of ____________, 2000, of which this is an Exhibit thereto.

        SECTION 4.32. SEPARATION DATE. "SEPARATION DATE" means 12:01 a.m., Pacific Time, __________, 2000, or such date as may be fixed by the Board of Directors of C-Cube.

        SECTION 4.33. SUBSIDIARY. "SUBSIDIARY" means with respect to any specified Person, any corporation, any limited liability company, any partnership or other legal entity of which such Person or its Subsidiaries owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body. Unless context otherwise requires, reference to C-Cube and its Subsidiaries shall not include the subsidiaries of C-Cube that will be transferred to Semiconductor I or Semiconductor II after giving effect to the Separation.

        SECTION 4.34. TAX SHARING AGREEMENT. "TAX SHARING AGREEMENT" means the Tax Sharing Agreement, attached as EXHIBIT F to the Separation Agreement.

        SECTION 4.35. TAXES. "TAXES" has the meaning set forth in the Tax Sharing Agreement.

        SECTION 4.36. THIRD PARTY CLAIM. "THIRD PARTY CLAIM" has the meaning set forth in SECTION 1.5(a) of this Agreement.




                         [SIGNATURES ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, each of the parties has caused this Indemnification and Insurance Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

                                        C-CUBE MICROSYSTEMS INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                               ---------------------------------

                                        C-CUBE SEMICONDUCTOR INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                               ---------------------------------


                                        C-CUBE SEMICONDUCTOR II INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                               ---------------------------------